Registration No. 33-84894
                                                  Rule 424(b)(3)

           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 22, 1995

                    MLCC Mortgage Investors, Inc., Seller
            Senior/Subordinate Mortgage Pass-Through Certificates,
         Series 1995A, Class A-1, A-2, A-3, A-4, A-5 and A-6 (Senior)

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
_________________________________________________________________

     On June 29, 1995, the Senior/Subordinate Pass-Through Certificates, Series 1995A, Class A-1, A-2, A-3, A-4, A-5 and A-6 (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $180,819,000. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1995 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the
Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-38 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)
                                      December 31, 1996              December 31, 1995              December 31, 1994
         			 --------------------------    ----------------------------    -------------------------
                                  Number of                                                     Number of
                                 PrimeFirst       Principal        Number of      Principal    PrimeFirst      Principal
                                   Loans            Amount     PrimeFirst Loans    Amount        Loans           Amount
				 -----------      ---------    ----------------   ---------    ----------      ---------
PrimeFirst Loans
  Outstanding . . . . . . . .       11,054       $4,331,131           8,272      $3,536,761       7,615        $3,351,328
Delinquency Period
  30-59 Days  . . . . . . . .          180       $   84,297             127      $   56,370         121        $   86,279
  60-89 Days  . . . . . . . .           19            6,583              13           7,917          20            18,152
  90 Days or More*  . . . . .           29           27,590              44          45,749          17            19,257
				    ------       ----------           -----      ----------       -----        ----------
     Total Delinquency  . . .          228          118,470             184      $  110,036         158        $  123,688
				    ======       ==========           =====      ==========       =====        ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         2.06%            2.74%           2.22%           3.11%       2.07%             3.69%

Foreclosures  . . . . . . . .           29       $   39,100              28      $   38,209          18        $   15,637
Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         0.26%            0.90%           0.34%           1.11%       0.24%             0.47%




_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)


                                                Year Ended        Year Ended          Year Ended
                                             December 31, 1996 December 31, 1995   December 31, 1994
 					     ----------------- -----------------   -----------------
Average Principal Balance of PrimeFirst
  Loan Portfolio . . . . . . . . . . . . .      $3,933,946        $3,444,045            $2,807,875
Average Number of PrimeFirst Loans
  Outstanding
  During the Period . . . . . . . . . . . .          9,663             7,944                 6,287

Gross Charge-offs . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
Recoveries  . . . . . . . . . . . . . . . .              0                 0                     0
						----------        ----------            ----------
Net Charge-offs . . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
						==========        ==========            ==========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . .           0.16%             0.05%                 0.02%



     Additionally, the information contained in (a) the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Prime Index Mortgage Loan Margins for Loan Group 1" and "LIBOR Mortgage Loan Margins for Loan Group 1" under the heading "The Mortgage Pool--Loan Group 1" on pages S-26 and S-28 of the Prospectus Supplement, (b) the tables entitled "Range of Cut-off Date Principal Balances for Loan Group 2" and "Margins for Loan Group 2" under the heading "The Mortgage Pool--Loan Group 2" on pages S-29 and S-31 of the Prospectus Supplement and (c) the tables entitled "Range of Cut-off Date Principal Balances for Loan Group 3" and "Margins for Loan Group 3" under the heading "The Mortgage Pool--Loan Group 3" on pages S-32 and S-33 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and margins of the Mortgage Loans:



     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 1 AS OF DECEMBER 31, 1996


                                                                                                       Percent of Loan
						Number of                   Principal                       Group by
       Range of Principal Balances           Mortgage Loans                  Balance                   Principal Balance
       ----------------------------         ---------------         --------------------              -----------------
$    0.00-     49,999.99  . . . . . . . .             6                  $  201,910.69                        0.17%
$    50,000.00-     54,999.99 . . . . . .             1                      51,083.11                        0.04
$    60,000.00-     74,999.99 . . . . . .             5                     346,250.80                        0.30
$    75,000.00-     99,999.99 . . . . . .            20                   1,876,705.61                        1.62
$    100,000.00-    149,999.99  . . . . .            66                   7,972,592.64                        6.87
$    150,000.00-    199,999.99  . . . . .            55                   9,533,987.53                        8.20
$    200,000.00-    249,999.99  . . . . .            36                   7,823,173.05                        6.74
$    250,000.00-    299,999.99  . . . . .            19                   5,212,651.86                        4.49
$    300,000.00-    349,999.99  . . . . .            21                   6,477,082.60                        5.58
$    350,000.00-    399,999.99  . . . . .            12                   4,430,399.05                        3.82
$    400,000.00-    449,999.99  . . . . .            16                   6,719,391.77                        5.79
$    450,000.00-    499,999.99  . . . . .            14                   6,568,221.54                        5.66
$    500,000.00-    549,999.99  . . . . .             7                   3,620,665.10                        3.12
$    550,000.00-    599,999.99  . . . . .            11                   6,348,862.11                        5.47
$    600,000.00-    649,999.99  . . . . .             9                   5,506,084.19                        4.74
$    650,000.00-    699,999.99  . . . . .             3                   1,998,000.00                        1.72
$    700,000.00-    749,999.99  . . . . .             3                   2,127,844.72                        1.83
$    750,000.00-    799,999.99  . . . . .             6                   4,627,330.56                        3.99
$    800,000.00-    849,999.99  . . . . .             4                   3,214,733.03                        2.77
$    850,000.00-    899,999.99  . . . . .             1                     855,000.00                        0.74
$    900,000.00-    949,999.99  . . . . .             2                   1,825,239.64                        1.57
$    950,000.00-    999,999.99  . . . . .             3                   2,999,007.23                        2.58
$    1,000,000.00-  1,099,999.99  . . . .             4                   4,095,581.34                        3.53
$    1,200,000.00-  1,299,999.99  . . . .             4                   4,949,895.83                        4.26
$    1,500,000.00-  1,599,999.99  . . . .             1                   1,500,000.00                        1.29
$    1,600,000.00-  1,699,999.99  . . . .             1                   1,600,000.00                        1.38
$    2,200,000.00-  2,299,999.99  . . . .             2                   4,522,254.71                        3.90
$    2,900,000.00-  2,999,999.99  . . . .             1                   2,999,522.00                        2.58
$3,000,000.00 or Higher . . . . . . . . .             2                   6,100,000.00                        5.25
						    ----	       ---------------			    -------
                      TOTALS  . . . . . .           335                $116,103,470.71                      100.00%
						    ====	       ===============			    =======


  PRIME INDEX MORTGAGE LOAN MARGINS FOR LOAN GROUP 1 AS OF DECEMBER 31, 1996

                                                                                 Percent of Such
                       Number of                                                Mortgage Loans by
     Margin         Mortgage Loans           Principal Balance                  Principal Balance
----------------    --------------         -------------------			-----------------
 -0.875%                   1                $    600,000.00                            1.82%
 -0.500%                   1                     197,500.00                            0.60
 -0.250%                   2                   1,260,699.90                            3.83
 -0.125%                   5                   2,941,231.77                            8.93
  0.000%                  20                   9,962,630.27                           30.26
  0.125%                   6                   2,572,694.08                            7.81
  0.250%                  23                   5,645,088.58                           17.14
  0.375%                   1                     204,000.00                            0.62
  0.500%                  47                   6,431,341.21                           19.53
  0.625%                   2                     250,000.00                            0.76
  0.750%                  22                   2,866,228.65                            8.70
			----		    ---------------			    --------
     TOTALS              130                $ 32,931,414.46                          100.00%
			====		    ===============			    ========



     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 2 AS OF DECEMBER 31, 1996


                                                Number of            Principal          Percent of Loan Group by
         Range of Principal Balances          Mortgage Loans          Balance              Principal Balance
      -------------------------------------   --------------     --------------------      -----------------
$    75,000.00-     99,999.99 . . . . . . . .         2         $   173,160.68                 0.85%
$    100,000.00-    149,999.99  . . . . . . .        11           1,380,182.93                 6.75
$    150,000.00-    199,999.99  . . . . . . .         6           1,078,487.48                 5.27
$    200,000.00-    249,999.99  . . . . . . .         2             465,994.71                 2.28
$    250,000.00-    299,999.99  . . . . . . .         5           1,424,807.19                 6.97
$    300,000.00-    349,999.99  . . . . . . .         3             916,652.76                 4.48
$    350,000.00-    399,999.99  . . . . . . .         1             398,499.99                 1.95
$    400,000.00-    449,999.99  . . . . . . .         2             862,808.88                 4.22
$    500,000.00-    549,999.99  . . . . . . .         1             500,000.00                 2.44
$    550,000.00-    599,999.99  . . . . . . .         1             562,414.46                 2.75
$    700,000.00-    749,999.99  . . . . . . .         2           1,443,748.13                 7.06
$    850,000.00-    899,999.99  . . . . . . .         1             854,000.00                 4.17
$    1,000,000.00-  1,099,999.99  . . . . . .         1           1,000,000.00                 4.89
$    1,200,000.00-  1,299,999.99  . . . . . .         1           1,249,653.68                 6.11
$    1,400,000.00-  1,499,999.99  . . . . . .         2           2,946,000.00                14.40
$    2,000,000.00-  2,099,999.99  . . . . . .         1           2,000,000.00                 9.78
$    3,000,000.00 or Higher . . . . . . . . .         1           3,200,000.00                15.63
						     ---	--------------		     ------
     TOTALS . . . . . . . . . . . . . . . . .        43         $20,456,410.89               100.00%
						     ===	==============		     ======


               MARGINS FOR LOAN GROUP 2 AS OF DECEMBER 31, 1996

                      Number of Mortgage                                            Percent of Such Mortgage
      Margin                Loans                    Principal Balance             Loans by Principal Balance
-----------------    ---------------------        ----------------------          ---------------------------
   1.000%                      1                   $  1,496,000.00                           7.31%
   1.375%                      1                        309,697.90                           1.51
   1.625%                      1                      3,200,000.00                          15.64
   1.875%                      7                      5,190,421.73                          25.38
   2.000%                      3                      1,281,907.19                           6.27
   2.125%                      4                      1,041,991.53                           5.09
   2.250%                      1                      1,000,000.00                           4.89
   2.375%                      9                      1,312,891.02                           6.42
   2.500%                      3                      1,927,390.39                           9.42
   2.625%                      4                      1,896,177.51                           9.27
   2.750%                      2                        366,727.25                           1.79
   3.000%                      7                      1,433,206.37                           7.01
			     ---		  ----------------	 	 	   -------
          TOTALS              43                   $ 20,456,410.89                         100.00%
			     ===		  ================	 	 	   =======


     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 3 AS OF DECEMBER 31, 1996


                                                                                              Percent of Loan Group
                                                          Number of           Principal               by
             Range of Principal Balances              Mortgage Loans          Balance            Principal Balance
---------------------------------------------------   --------------     --------------------    -----------------
$    75,000.00-     99,999.99 . . . . . . . . . . .              3        $  264,234.74                  4.10%
$    100,000.00-    149,999.99  . . . . . . . . . .              5           585,167.09                  9.08
$    150,000.00-    199,999.99  . . . . . . . . . .              3           545,741.44                  8.47
$    200,000.00-    249,999.99  . . . . . . . . . .              1           240,451.64                  3.73
$    250,000.00-    299,999.99  . . . . . . . . . .              1           252,000.00                  3.91
$    300,000.00-    349,999.99  . . . . . . . . . .              1           320,000.00                  4.97
$    400,000.00-    449,999.99  . . . . . . . . . .              1           412,400.00                  6.40
$    550,000.00-    599,999.99  . . . . . . . . . .              1           559,736.76                  8.69
$    600,000.00-    649,999.99  . . . . . . . . . .              1           612,500.00                  9.51
$    1,200,000.00-  1,299,999.99  . . . . . . . . .              1         1,250,000.00                 19.40
$    1,400,000.00-  1,499,999.99  . . . . . . . . .              1         1,400,000.00                 21.74
							       ---	 --------------		      -------
     TOTALS . . . . . . . . . . . . . . . . . . . .             19       $ 6,442,231.67                100.00%
							       ===	 ==============		      =======


               MARGINS FOR LOAN GROUP 3 AS OF DECEMBER 31, 1996

                                                                                       Percent of Such
                          Number of                                                   Mortgage Loans by
      MARGIN           Mortgage Loans              Principal Balance                  Principal Balance
---------------	      ----------------	         ---------------------		     -------------------
   -0.375%                     1                   $  320,000.00                           4.97%
    0.125%                     2                    1,959,736.76                          30.41
    0.250%                     2                    1,862,500.00                          28.91
    0.375%                     6                    1,337,491.38                          20.76
    0.625%                     3                      310,383.01                           4.82
    0.750%                     2                      296,698.64                           4.61
    1.000%                     3                      355,421.88                           5.52
			     ---		   -------------		 	--------
            TOTALS            19                   $6,442,231.67                         100.00%
			     ===		   =============		 	========

                             ____________________

                The date of this Supplement is March 31, 1997.